As filed with the U.S. Securities and Exchange Commission on January 13, 2026

Registration Statement No. 333-273975
Registration Statement No. 333-144672

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
 FORM S-3 REGISTRATION STATEMENT NO. 333-273975
FORM S-3 REGISTRATION STATEMENT NO. 333-144672
UNDER THE SECURITIES ACT OF 1933

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	72-1147390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380
(713) 714-6100
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard W. Heo
President, Chief Executive Officer and Chairman of the Board
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77380
(713) 714-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alezandra C. Layfield
Thomas D. Kimball
Jones Walker LLP
445 North Boulevard, Suite 800
Baton Rouge, Louisiana 70802-5742
(225) 248-2000

Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following wholly-owned subsidiaries of Gulf Island Fabrication, Inc. are hereby deemed to be a registrant with respect to the Registration Statement on Form S-3 (File No. 333-273975).

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gulf Island, L.L.C.	Louisiana	72-1461143
Gulf Island Services, L.L.C.	Louisiana	72-0890896

(1)
The address and telephone number of the principal executive office for the additional registrants is c/o Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, telephone number (713) 714-6100.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”):

1.
Registration on Form S-3 (File No. 333-273975) filed by Gulf Island Fabrication, Inc. (the “Registrant”), Gulf Island, L.L.C. (“GI LLC”) and Gulf Island Services, L.L.C. (“GI Services LLC” and, together with GI LLC, the “Additional Registrants” and, the Additional Registrants collectively with the Registrant, the “Registrants”) with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2023, which was declared effective on August 24, 2023, registering the offer and sale of up to $200 million in the aggregate of the Registrant’s common stock, no par value per share (the “Common Stock”), shares of preferred stock, debt securities, warrants, units and right and guarantees by the Additional Registrants of the debt securities of the Registrant and

2.
Registration Statement on Form S-3 (File No. 333-144672) filed by the Registrant with the SEC on July 18, 2007, which was declared effective on September 4, 2007, registering (i) for offer and sale from time to time up to $42,841,260 of the Registrant’s Common Stock, and (ii) for resale from time to time by the selling shareholders named in the Registration Statement on Form S-3 (File No. 333-144672) 1,589,067 shares of the Registrant’s Common Stock.

The Registrants have terminated all offerings of their securities pursuant to the Registration Statements and are no longer issuing securities under the Registration Statements. In accordance with an undertaking made by the Registrants in the Registration Statements, as applicable, to remove from registration by means of a post-effective amendment any securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrants hereby remove from registration any securities registered under the Registration Statements, as applicable, that remain unsold under the Registration Statements.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 13, 2026.

Gulf Island Fabrication, Inc.

By:	/s/ Richard W. Heo
Name: Richard W. Heo
Title: President, Chief Executive Officer and Chairman of the Board

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-273975) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 13, 2026.

Gulf Island, L.L.C.
By:	Gulf Island Fabrication, Inc.
its sole member

By:	/s/ Richard W. Heo
Name: Richard W. Heo
Title: President, Chief Executive Officer and Chairman of the Board

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-273975) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 13, 2026.

Gulf Island Services, L.L.C.
By:	Gulf Island Fabrication, Inc.
its manager and sole member

By:	/s/ Richard W. Heo
Name: Richard W. Heo
Title: President, Chief Executive Officer and Chairman of the Board

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

4